UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

Date of Report (Date of earliest event reported): June 15, 2021 (June 9, 2021)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of Material Definitive Agreement.

Effective June 9, 2021, CytoDyn Inc. (the “Company”) and American Regent, Inc. (“American Regent”), mutually agreed to terminate the Distribution and Supply Agreement between the parties dated July 2, 2020 (the “Agreement”). The Agreement had appointed American Regent as the exclusive distributor in the United States of the Company’s leronlimab (PRO140) drug for the treatment of COVID-19 in the United States, effective upon, among other things, regulatory approval of a biologics license application for leronlimab by the U.S. Food and Drug Administration (“FDA”) for the treatment of COVID-19. The parties determined to terminate the agreement due to the Company’s failure to meet its primary and secondary endpoints under the FDA’s guidelines for the Company’s two COVID-19 trials for the treatment of mild-to-moderate and severe-to-critical COVID-19 populations. As a result of the termination, there is no ongoing material relationship between the parties and no payments or penalties are due under the Agreement. The Company is continuing to evaluate the efficacy of leronlimab for the treatment of COVID-19 through newly designed protocols for clinical trials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: June 15, 2021	By:	/s/ Antonio Migliarese
Antonio Migliarese Chief Financial Officer